Exhibit 23.5

2200 Georgetowne Drive, Suite 202  •  Sewickley, PA 15143-8751

Tel: 724-934-1400  •  Fax: 724-934-1490

www.jindel.com

June 30, 2006

Mr. Daniel K. Sokolowski

Panther Expedited Services, Inc.

4940 Panther Parkway

Seville, Ohio 44273

CONSENT

We hereby consent to the use of the Company name and reference to the data we have compiled regarding the domestic expedited freight market in this Registration Statement on Form S-1 of Panther Expedited Services, Inc.

SJ Consulting Group, Inc.

By:	/s/ Satish Jindel
Name: Title:	Satish Jindel President & CEO